Calculation of Filing Fee Tables
S-8
INTERPACE BIOSCIENCES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share ("Common Stock"), reserved for issuance under our 2026 Equity Incentive Plan upon the exercise of outstanding stock options	Other	318,554	$ 10.10	$ 3,217,395.40	0.0001381	$ 444.32
2	Equity	Common Stock reserved for future issuance under our 2026 Equity Incentive Plan and the settlement of outstanding restricted stock units	Other	561,446	$ 6.49	$ 3,643,784.54	0.0001381	$ 503.21
3	Equity	Common Stock reserved for future issuance under the 2026 Employee Stock Purchase Plan	Other	200,000	$ 5.52	$ 1,104,000.00	0.0001381	$ 152.46
Total Offering Amounts:						$ 7,965,179.94		$ 1,099.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,099.99
Offering Note
[1]	Represents shares of common stock, par value $0.01 per share (such shares, the "Common Stock"), of Interpace Biosciences, Inc. (the "Registrant" or the "Company") that are authorized for issuance upon the exercise of outstanding stock options granted under the Registrant's 2026 Equity Incentive Plan (the "2026 Incentive Plan") pursuant to the approval of the 2026 Incentive Plan by the Registrant's stockholders at the annual meeting on August 20, 2026 (the "Approval Date"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable under the 2026 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant. This estimate is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act as follows: (i) with respect to the shares issuable upon the exercise of stock options granted under the 2026 Incentive Plan, under Rule 457(h)(1) under the Securities Act, on the basis of the weighted average exercise price of the outstanding options, and (ii) with respect to shares issuable upon the settlement of outstanding restricted stock units and shares issuable pursuant to awards not yet made under the 2026 Incentive Plan, under Rule 457(c) and 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the OTCID Market operated by OTC Markets Group Inc. (the "OTC Market") on September 16, 2026; and (iii) with respect to shares reserved for issuance under the 2026 ESPP, under Rules 457(c) and 457(h)(1) under the Securities Act, on the basis of 85% of the average of the high and low sale prices of the Registrant's Common Stock as reported on the OTC Market on September 16, 2026.

[2]	Represents shares of Common Stock that were authorized for issuance under the Registrant's 2026 Incentive Plan, consisting of (i) 504,162 shares of Common Stock issuable upon the settlement of outstanding restricted stock units and (ii) 57,284 shares of Common Stock reserved for future issuance. See footnote (1) regarding the application of Rule 416(a) under the Securities Act. This estimate is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act as follows: (i) with respect to the shares issuable upon the exercise of stock options granted under the 2026 Incentive Plan, under Rule 457(h)(1) under the Securities Act, on the basis of the weighted average exercise price of the outstanding options, and (ii) with respect to shares issuable upon the settlement of outstanding restricted stock units and shares issuable pursuant to awards not yet made under the 2026 Incentive Plan, under Rule 457(c) and 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the OTCID Market operated by OTC Markets Group Inc. (the "OTC Market") on September 16, 2026; and (iii) with respect to shares reserved for issuance under the 2026 ESPP, under Rules 457(c) and 457(h)(1) under the Securities Act, on the basis of 85% of the average of the high and low sale prices of the Registrant's Common Stock as reported on the OTC Market on September 16, 2026.

[3]	Represents shares of Common Stock that were authorized for issuance under the Registrant's 2026 Employee Stock Purchase Plan (the "2026 ESPP") pursuant to the approval of the 2026 ESPP by the Registrant's stockholders at the annual meeting on the Approval Date. See footnote (1) regarding the application of Rule 416(a) under the Securities Act. This estimate is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act as follows: (i) with respect to the shares issuable upon the exercise of stock options granted under the 2026 Incentive Plan, under Rule 457(h)(1) under the Securities Act, on the basis of the weighted average exercise price of the outstanding options, and (ii) with respect to shares issuable upon the settlement of outstanding restricted stock units and shares issuable pursuant to awards not yet made under the 2026 Incentive Plan, under Rule 457(c) and 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the OTCID Market operated by OTC Markets Group Inc. (the "OTC Market") on September 16, 2026; and (iii) with respect to shares reserved for issuance under the 2026 ESPP, under Rules 457(c) and 457(h)(1) under the Securities Act, on the basis of 85% of the average of the high and low sale prices of the Registrant's Common Stock as reported on the OTC Market on September 16, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources